EXHIBIT 10.29
AMENDMENT NUMBER SIX TO THE
GENUINE PARTS COMPANY
TAX-DEFERRED SAVINGS PLAN
          This Amendment to the Genuine Parts Company Tax-Deferred Savings Plan is adopted by Genuine Parts Company (the “Company”), effective as of the date set forth herein.
W I T N E S S E T H:
          WHEREAS, the Company maintains The Genuine Parts Company Tax-Deferred Savings Plan (the “Plan”), and such Plan is currently in effect;
WHEREAS, the Company desires to amend the Plan; and
          WHEREAS, pursuant to Section 7.01 of the Plan, the Company has reserved the right to amend the Plan through action of the Committee;
          NOW, THEREFORE, BE IT RESOLVED that the Plan is hereby amended as follows:
1.
          Effective January 1, 2008, the definition of Bonus as set forth in Article 2 is deleted in its entirety and a new definition of Bonus is hereby substituted in lieu thereof as follows:
“Bonus. Bonus means compensation pursuant to a Company bonus program for executives and other key employees. The amount of the bonus or the entitlement to the bonus must be contingent on the satisfaction of preestablished organizational or individual performance criteria relating to a performance period of at least 12 consecutive months. Organizational or individual performance criteria are considered preestablished if they are set forth in writing not later than 90 days after January 1 of the calendar year the Bonus is earned (i.e., ninety days after the first day of the performance period). The outcome of the organizational or individual performance criteria must be substantially uncertain at the time the criteria are established.
The term Bonus does not include extraordinary payments to a Participant and does not include a Participant’s wages or salary.”
2.
          Effective January 1, 2008, the definition of Termination of Service as set forth in Article 2 is deleted in its entirety and a new definition of Termination of Service is hereby substituted in lieu thereof as follows:
“Termination of Service. A Key Employee who has ceased to serve as an employee of the Company for any reason and that constitutes a separation from service as defined in Code Section 409A (see Treas. Reg. Section 1.409A-1(h)).”
3.
          Effective January 1, 2008, Section 3.01(c) is deleted in its entirety and a new Section 3.01(c) is hereby substituted in lieu thereof as follows:
(c)	Requirement of Continuous Employment Prior to Completion of Election Form. Notwithstanding paragraph (b), to be eligible to complete an Election Form, a Key Employee must be continuously employed by the Company beginning January 1 of the calendar year in which the Bonus is deferred and continuing until the Key Employee completes an irrevocable Election Form.
4.
          Effective January 1, 2008, Section 3.01(d) is deleted in its entirety and a new Section 3.01(d) is hereby substituted in lieu thereof as follows:
“(d) Voluntary Termination of Election Form. A Participant may not terminate his or her Election Form. Such Election Form shall be irrevocable. ”
5.
          Effective January 1, 1993, Section 3.01(e) is deleted in its entirety and a new Section 3.01(e) is hereby substituted in lieu thereof as follows:
“(e) No Continuation of Election Form. An Election Form shall be irrevocable. However, each calendar year a Participant must complete a new Election Form pursuant to the rules of this Article 3 to defer a Bonus for such calendar year. An Election Form in place for one calendar year shall not apply to a different calendar year.”
6.
          Effective January 1, 2008, Section 3.01(f) is deleted in its entirety and a new Section 3.01(f) is hereby substituted in lieu thereof as follows:
“(f) Automatic Termination of Election Form. The Participant’s Election Form will automatically terminate at the earliest of (i) the Participant’s Termination of Service, (ii) a Participant’s hardship distribution pursuant to Treas. Reg. Section 1.401(k)-1(d)(3), or (iii) the termination of the Plan in accordance with Code Section 409A (See Treas. Reg. Section 1.409A-3(j)(4)(ix).

For example, it a Participant receives a hardship distribution under the terms of the Genuine Partnership Plan (a plan subject to Code Section 401(k)), the Participant’s Election Form for the calendar year in which the hardship occurred shall automatically terminate. Following such a hardship, a Participant may not make a new Election Form under this Plan for six months following the hardship distribution. Accordingly, a hardship distribution received on April 1, 2008 would terminate the 2008 Election Form and a new Election Form could not be made until October 1, 2008 (for the 2009 calendar year).”
7.
          Effective January 1, 2008, Section 4.01 is deleted in its entirety and a new Section 4.01 is hereby substituted in lieu thereof as follows:
“4.01 Deferred Bonus. A Key Employee may elect to defer any dollar amount or percentage of his or her Bonus in accordance with the terms of the Plan and the Election Form. For bookkeeping purposes, the amount of the Bonus which the Key Employee elects to defer pursuant to this Plan shall be transferred to and held in individual Accounts.”

8.
          Effective January 1, 2007, Section 4.03(a) is deleted in its entirety and a new Section 4.03(a) is hereby substituted in lieu thereof as follows:
“(a) Commencement of Payments. Payment of Plan benefits shall commence to be distributed on the first day of the seventh month following the Participant’s Termination of Service with the Company. For example, if a Participant has a Termination of Service on January 12, payment of plan benefits shall commence on August 1 (the first day of the seventh month following January 12).”
9.
          Effective January 1, 2007, Section 4.03(c) is deleted in its entirety and a new Section 4.03(c) is hereby substituted in lieu thereof as follows:
“(c) Payment Form Election.
(i)	General Rule. A Participant may elect one payment form for all amounts deferred under this Plan. Such election shall be made on the Participant’s initial Election Form and is irrevocable for all subsequent deferrals and Election Forms.

(ii)	Payment Form Elections Prior to January 1, 2007. Prior to January 1, 2007, a Participant could elect a different payment form for each Bonus deferred under this Plan. The Committee shall establish sub-accounts within a Participant’s Account (to the extent necessary) to identify the portion of a Participant’s Account that will be distributed in the form the Participant designated in the Election Form.

(iii)	2007 Payment Form Election. During 2007, Participants in the Plan were permitted to change a prior Payment Form pursuant to a transition rule in Code Section 409A. Such elections were irrevocable. The most recent Payment Form in effect for such Participants for the 2007 calendar year shall apply to all subsequent deferrals under this Plan.”
10.
Effective January 1, 2008, Section 4.03(d) is deleted in its entirety and a new Section 4.03(d) is hereby substituted in lieu thereof as follows

“(d) Acceleration of Payment. The Committee may involuntarily cash out a Participant’s interest in this Plan in a single lump sum following the Participant’s Termination of Service if the following criteria are satisfied:
(i)	The Committee determines in writing to involuntarily cash out the Participant (such writing must be completed before the payment is distributed).

(ii)	The payment results in the termination and liquidation of the Participant’s entire interest under this Plan as well as under any agreement, program, or arrangement that is aggregated with this Plan under Treas. Reg. Section 1.409A-1(c)(2); and

(iii)	The lump sum payment is not greater than the applicable dollar amount under section 402(g)(1)(B) (the maximum permissible 401(k) contribution — not including catch-up contributions).”

11.
Effective January 1, 2008, Section 4.04 is deleted in its entirety and a new Section 4.04 is hereby substituted in lieu thereof as follows:

”4.04 Financial Hardship. The Committee may, in its sole discretion, accelerate the making of payment to a Participant of an amount reasonably necessary to handle an unforeseeable emergency (as defined in Treas. Reg. Section 1.409A-3(i)(3)). Such payment may be made even if the Participant has not incurred a Termination of Service. All financial hardship distributions shall be made in a lump sum. Such payments will be made on a first-in, first-out basis so that the oldest Bonus deferred under the Plan shall be deemed distributed first in a financial hardship.”
12.
Effective January 1, 2008, the following is added to the end of Section 4.05 as follows:
“In no event shall this Section 4.05 delay the payment of benefits or alter the form of benefits otherwise provided under this Plan.”
13.
Effective January 1, 2008, Section 4.06 is deleted in its entirety and a new Section 4.06 is hereby substituted in lieu thereof as follows:
“4.06 Application for Benefits. The Committee may require a Participant or Beneficiary to complete and file certain forms as a condition precedent to receiving the payment of benefits. The Committee may rely upon all such information given to it, including the Participant’s current mailing address. It is the responsibility of all persons interested in receiving a distribution pursuant to the Plan to keep the Committee informed of their current mailing addresses. In no event shall this Section 4.06 delay the payment of benefits or alter the form of benefits otherwise provided under this Plan.”
14.
Effective January 1, 2008, the following is added to the end of Section 4.07 as follows:
“See definition of “Beneficiary” in Article 2”
15.
Effective January 1, 2008, Section 7.01 is deleted in its entirety and a new Section 7.01 is hereby substituted in lieu thereof as follows:
“7.01 The Committee reserves the right to modify, alter, amend, or terminate the Plan, at any time and from time to time, without notice, to any extent deemed advisable; provided, however, that no such amendment or termination shall (without the written consent of the Participant, if living, and if not, the Participant’s Beneficiary) adversely affect any benefit under the Plan which has accrued with respect to the Participant or Beneficiary as of the date of such amendment or termination regardless of whether such benefit is in pay status. Notwithstanding the foregoing, no amendment, modification, alteration, or termination of this Plan may be given effect with respect to any Participant without the consent of such Participant if such amendment, modification, alteration, or termination is adopted during the six-month period prior to a Change of Control or during the two-year period following a Change of Control. In addition, no termination shall result in an acceleration of any benefit under this Plan unless such termination complies with the termination and liquidation provisions of Code

Section 409A (see Treas. Reg. Section 1.409A-3(j)(4)(ix)). Finally, the Committee may amend the Plan for any purpose to comply with Code Section 409A, including optional Code Section 409A provisions, and may amend the Plan to comply with other changes in law without the consent of Participants or Beneficiaries and regardless of a prior or subsequent Change in Control.”
16.
Effective January 1, 2008, Section 8.01(a) and Section 8.01(b) are deleted in its entirety and a new Section 8.01(a) and Section 8.01(b) are hereby substituted in lieu thereof as follows:

“(a)	Notwithstanding any other provision in this Plan, in the event there is a Change of Control of the Company as defined in subsection (c) of this Section 8.01, any Participant who has a Termination of Service during the two-year period beginning on the date on which the Change of Control occurs, shall receive an immediate lump sum payment of the Participant’s Account balance.

(b)	Notwithstanding any other provisions in this Plan, in the event there is both (i) a Change of Control of the Company as defined in subsection (c) of this Section 8.01 and a Code Section 409A Change of Control of the Company as defined in Code Section 409A (see Treas. Reg. Section 1.409A-3(i)(5)), any Participant who has commenced receiving installment distributions from the Company (other than from an annuity contract purchased from an insurance company) shall immediately receive a lump sum payment in an amount equal to the unpaid balance of the Participant’s Account.”
17.
Effective January 1, 2008, the following is added to the end of Section 9.03 as follows:
“However, such rights shall not be greater than those rights held by the Company immediately prior to such transaction.”
18.
          Effective January 1, 2008, Section 9.04 is hereby deleted in its entirety and a new Section 9.04 is substituted in lieu thereof as follows:
“9.04 Release. Any payment to Participant or Beneficiary, or to their legal representatives, in accordance with the provisions of the Plan, shall to the extent thereof be in full satisfaction of all claims hereunder against the Committee and the Company, any of whom may require such Participant, Beneficiary, or legal representative, as a condition precedent to such payment, to execute a receipt and release therefor in such form as shall be determined by the Committee, or the Company, as the case may be. If the Committee or the Company request that a Participant, Beneficiary or legal representative sign a release and such individual fails to sign such release within 60 days of the Participant’s Termination of Service, all payments under this Plan shall be deemed forfeited.”
19.
Effective January 1, 2008, Section 9.06 is hereby deleted from the Plan and in lieu thereof, the following phrase shall be added:
“Reserved.”
***************

          IN WITNESS WHEREOF, the Pension and Benefits Committee has caused this Amendment to the Plan to be effective as of the date the Amendment is executed below.

PENSION AND BENEFITS COMMITTEE

	By:		/s/ Frank M. Howard

		Name	Frank M. Howard

		Title	Chairman

	Date:	11/28/07

Attest:

By:

Date: